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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

           -----------------------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): January 7, 2004
                                                          ---------------


                              Hanover Direct, Inc.
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               (Exact Name of Registrant as Specified in Charter)

                                     1-12082
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                            (Commission File Number)

                Delaware                                 13-0853260
   -----------------------------------             -----------------------------
      (State or Other Jurisdiction                     (I.R.S. Employer
            of Incorporation)                        Identification Number)

             115 River Road
          Edgewater, New Jersey                             07020
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          (Address of Principal                           (Zip Code)
           Executive Offices)



       Registrant's telephone number, including area code: (201) 863-7300
                                                           --------------


 -------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.  OTHER EVENTS.

     On June 28, 2001, Rakesh K. Kaul, the former President and Chief Executive Officer of Hanover Direct, Inc., a Delaware corporation (the "Company"), filed a five-count complaint (the "Complaint") in New York State Court against the Company, seeking damages and other relief arising out of his separation of employment from the Company, including severance payments of $2,531,352 plus the cost of employee benefits, attorneys' fees and costs incurred in connection with the enforcement of his rights under his employment agreement with the Company, payment of $298,650 for 13 weeks of accrued and unused vacation, damages in the amount of $3,583,800, or, in the alternative, a declaratory judgment from the court that he is entitled to all change of control benefits under the "Hanover Direct, Inc. Thirty-Six Month Salary Continuation Plan," and damages in the amount of $1,396,066 or $850,000 due to the Company's purported breach of the terms of the "Long-Term Incentive Plan for Rakesh K. Kaul" by failing to pay him a "tandem bonus" he alleges was due and payable to him within the 30 days following his resignation. The Company removed the case to the U.S. District Court for the Southern District of New York on July 25, 2001. Mr. Kaul filed an Amended Complaint ("Amended Complaint") in the U.S. District Court for the Southern District of New York on September 18, 2001. The Amended Complaint repeats many of the claims made in the original Complaint and adds ERISA claims.

     On October 11, 2001, the Company filed its Answer, Defenses and Counterclaims to the Amended Complaint, denying liability under each and every of Mr. Kaul's causes of action, challenging all substantive assertions, raising several defenses and stating nine counterclaims against Mr. Kaul. The counterclaims include (1) breach of contract; (2) breach of the Non-Competition and Confidentiality Agreement with the Company; (3) breach of fiduciary duty;
(4) unfair competition; and (5) unjust enrichment. The Company seeks damages, including, without limitation, the $341,803 in severance pay and car allowance Mr. Kaul received following his resignation, $412,336 for amounts paid to Mr. Kaul for car allowance and related benefits, the cost of a long-term disability policy, and certain payments made to personal attorneys and consultants retained by Mr. Kaul during his employment, $43,847 for certain services the Company provided and certain expenses the Company incurred, relating to the renovation and leasing of office space occupied by Mr. Kaul's spouse at 115 River Road, Edgewater, New Jersey, the Company's current headquarters, $211,729 on a tax loan to Mr. Kaul outstanding since 1997 and interest, compensatory and punitive damages and attorneys' fees. The Company moved to amend its counterclaims, and the parties each moved for summary judgment.

     The Company sought summary judgment: dismissing Mr. Kaul's claim for severance under his employment agreement on the ground that he failed to provide the Company with a general release of, among other things, claims for change of control benefits; dismissing Mr. Kaul's claim for attorneys' fees on the grounds that they are not authorized under his employment agreement; dismissing Mr. Kaul's claims related to change in control benefits based on an administrative decision that he is not entitled to continued participation in the plan or to future benefits thereunder; dismissing Mr. Kaul's claim for a tandem bonus payment on the ground that no payment is owing; dismissing Mr. Kaul's claim for vacation payments based on Company policy regarding carry over vacation; and seeking judgment on the Company's counterclaim for unjust enrichment based on Mr. Kaul's failure to pay under a tax note. Mr. Kaul seeks summary judgment: dismissing the Company's defenses and counterclaims relating to a release on the



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grounds that he tendered a release or that the Company is estopped from requiring him to do so; dismissing the Company's defenses and counterclaims relating to his alleged violations of his non-compete and confidentiality obligations on the grounds that he did not breach the obligations as defined in the agreement; and dismissing the Company's claims based on his alleged breach of fiduciary duty, including those based on his monthly car allowance payments and the leased space to his wife, on the grounds that he was entitled to the car payments and did not involve himself in or make misrepresentations in connection with the leased space. The Company concurrently moved to amend its Answer and Counterclaims to state a claim that it had cause for terminating Mr. Kaul's employment based on, among other things, after acquired evidence that Mr. Kaul received a monthly car allowance and other benefits totaling $412,336 that had not been authorized by the Company's Board of Directors and that his wife's lease and related expense was not properly authorized by the Company's Board of Directors, and to clarify or amend the scope of the Company's counterclaims for reimbursement.

     On January 7, 2004, the parties received the decision of the Court. The
Court: granted summary judgment in favor of the Company dismissing Mr. Kaul's claim for severance under his employment agreement on the ground that he failed to provide the Company with a general release; granted in part the Company's motion for summary judgment on Mr. Kaul's claim for attorneys' fees, finding as a matter of law that Mr. Kaul is not entitled to fees incurred in prosecuting this lawsuit but finding an issue of fact as to the amount of reasonable fees he may have incurred in seeking advice and representation in connection with the termination of his employment; granted summary judgment in favor of the Company dismissing Mr. Kaul's claims related to change in control benefits on the grounds that Mr. Kaul's participation in the plan was properly terminated when his employment was terminated, the plan was properly terminated, and the administrator and appeals committee properly denied Mr. Kaul's claim; granted summary judgment in favor of the Company dismissing Mr. Kaul's claim for a tandem bonus payment on the ground that payment is not owed to him; granted summary judgment in part and denied summary judgment in part on Mr. Kaul's claims for vacation pay, deeming Mr. Kaul to have abandoned claims for vacation pay in excess of five weeks but finding him entitled to four weeks vacation pay based on the Company's policy and finding an issue of fact as to Mr. Kaul's claim for an additional week of vacation pay in dispute for 2000; and denied summary judgment on the Company's counterclaim for payment under a tax note based on disputed issues of fact.

     The Court dismissed the Company's affirmative defenses as largely moot and the Court: granted summary judgment in favor of Mr. Kaul dismissing the Company's counterclaims relating to his non-compete and confidentiality obligations on the ground that there is no evidence of actual damage to the Company resulting from Mr. Kaul's alleged violations of those obligations; granted summary judgment in favor of Mr. Kaul on the Company's breach of contract and breach of fiduciary duty claims, including those based on his monthly car allowance payments and the leased space to his wife, on the grounds that he did not breach his fiduciary duties in accepting the car payments and would not be unjustly enriched if he kept them, and on the ground that the Company would not be able to prove fraud in connection with the leased space based on the circumstances, including Mr. Kaul's disclosures.

     The Court denied in part and granted in part the Company's motion to amend its Answer and Counterclaims. The Court denied the Company's motion for leave to state a claim that it had acquired evidence of cause for terminating Mr. Kaul's employment based on certain




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reimbursements on the ground that the payments were authorized, but granted the
Company's motion with respect to its claim for reimbursement of amounts paid to the Internal Revenue Service ("IRS") on Mr. Kaul's behalf.

     Only three claims remain in the case: (i) Mr. Kaul's claim for attorneys' fees pursuant to Section 12 of the employment agreement; (ii) Mr. Kaul's claim for an additional week of vacation pay in the amount of approximately $11,500; and (iii) the Company's counterclaim for $211,729 plus interest it paid to the IRS on Mr. Kaul's behalf. Unless a settlement can be reached, the claim for attorneys' fees will be tried to the Court without a jury while the remaining two claims will be tried to a jury.




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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                HANOVER DIRECT, INC.
                                                --------------------------------
                                                     (Registrant)

January 8, 2004                                 By:  /s/ Charles E. Blue
                                                --------------------------------
                                                Name:  Charles E. Blue
                                                Title: Senior Vice President and
                                                       Chief Financial Officer